EXHIBIT 5.1
                                  EXHIBIT 23.2
                  Consent/Opinion of Jonathan Dariyanani, Esq.




                               Jonathan Dariyanani
                                 Attorney at Law
                               Zoma Law Group, LLC
                           4720 Center Blvd, Suite 317
                               New York, NY 11101
                                Tel 415-699-7121
                                Fax 415-358-5548
                          Email: JDARIYANANI@GMAIL.COM


                                 August 20, 2008


Momentum Biofuels, Inc.
2600 S. Shore Blvd., Suite 100
League City, Texas  77573

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares (the "Shares") of your Common Stock issued or issuable under the 2008 MOMENTUM BIOFUELS, INC. STOCK OPTION AND AWARD PLAN (the "Plan") referred to therein. As your counsel in connection with this transaction, I have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

I further consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                                Sincerely,


                                                /s/Johnathan Dariyanani
                                                ----------------------------
                                                Jonathan Dariyanani, Esq.